UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 21, 2005

                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                   93-0810577
                        (IRS Employer Identification No.)

         5335 Meadows Road, Suite 201
         Lake Oswego, Oregon                                 97035
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

SERP Amendments

      West Coast Bancorp (the "Company") has entered into amendments to the supplemental executive retirement plan agreements (each, a "SERP Agreement") between the Company and executive officers James D. Bygland, Anders Giltvedt, Xandra McKeown, David L. Prysock, and Robert D. Sznewajs. The amendments were entered into either September 21, 2005, or September 22, 2005.

      Under each SERP Agreement, a participant is entitled to receive a fixed amount per year, payable monthly, for a period of 15 years, with payments beginning on the later of the first day of the month after a participant reaches normal retirement age--62 for Mr. Sznewajs and 64 for all other participants--or the first day of the month after actual retirement. The amount of the payments are based on a "Normal Retirement Benefit" amount and vary based on whether a participant (a) retires at normal retirement age or terminates employment in connection with certain change-in-control events (in which case the participant will receive the specified Normal Retirement Benefit) or (b) terminates employment due to early voluntary termination, early involuntary termination, or disability (in which case the participant receives an amount determined by a formula that will not exceed the Normal Retirement Benefit). Each SERP Agreement also provides for a death benefit based on the Normal Retirement Benefit.

      Prior to the amendments, the Normal Retirement Benefit was a fixed amount specified in each SERP Agreement and not subject to adjustment for changes in the participant's base salary. The amendments provide that the Normal Retirement Benefit will be equal to 35 percent of the executive's then-current base salary at the time the benefit is determined.

Additional Information

      The information above should be read in conjunction with the information set forth under the caption "Management -- Supplemental Executive Retirement Plans" in the Company's Proxy Statement relating to its 2005 Annual Meeting of Shareholders, which is available at the Company's website at www.wcb.com and the Securities and Exchange Commission's website at www.sec.gov.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WEST COAST BANCORP


Dated:  September 22, 2005         By: /s/ Richard R. Rasmussen
                                       -----------------------------------------
                                       Richard R. Rasmussen
                                       Executive Vice President, General Counsel
                                          and Secretary